As filed with the Securities and Exchange Commission on August __, 2002

                                                    Registration No. 333-_______

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          LYNCH INTERACTIVE CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                                          06-1458056
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                             Number)

                            401 THEODORE FREMD AVENUE
                               RYE, NEW YORK 10580
                                 (914) 921-8821
               (Address of principal executive offices) (Zip code)

                           ---------------------------

              401(k) Savings Plan of Lynch Interactive Corporation Upper Peninsula Telephone Company 401(k) Plan & Trust
                            (Full title of the plans)

                                   JOHN FIKRE
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          LYNCH INTERACTIVE CORPORATION
                            401 THEODORE FREMD AVENUE
                               RYE, NEW YORK 10580
                                 (914) 921-8821
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                                                 Proposed
                                                    Proposed maximum             maximum               Amount of
Title of securities to be       Amount to be         offering price         aggregate offering       Registration
registered                       registered            per share                  price                   Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.0001 per            12,000 shares(2)    $29.02(1)               $348,240(1)              $32.04
share
---------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.0001 per             1,000 share(2)     $29.02(1)               $ 29,020(1)              $ 2.67
share
---------------------------------------------------------------------------------------------------------------------
          Totals                13,000 shares                                                       $34.71
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of common stock on the American Stock Exchange on August 23, 2002.


(2) Represents the maximum number of shares which may be granted under the 401(k) Savings Plan of Lynch Interactive Corporation. In addition, pursuant to Section 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Savings Plan of Lynch Interactive Corporation.


(3) Represents the maximum number of shares which may be granted under the Upper Peninsula Telephone Company 401(k) Plan & Trust. In addition, pursuant to Section 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Upper Peninsula Telephone Company 401(k) Plan & Trust.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 (the "Registration Statement") of Lynch Interactive Corporation, a Delaware corporation (the "Company") relates to up to 12,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock") which are issuable pursuant to the 401(k) Savings Plan of Lynch Interactive Corporation (the "Lynch Plan") and up to 1,000 shares of Common Stock which are issuable pursuant to the Upper Peninsula Telephone Company 401(k) Plan & Trust (the "Upper Peninsula Plan") and the interests and rights under each of the Lynch Plan and the Upper Peninsula Plan.

         ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission by the Company are incorporated herein by reference:

                         (a) The Company's registration statement on Form 10 as filed on July 15, 1999, as amended by the Company's registration statement Form 10A-1 filed on August 18,1999.

                         (b) The Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                         (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended on March 31, 2002 and June 30, 2002.

                         (d) The description of the Company's Common Stock contained in the Company's Registration Statement filed on Form 10 (No. 1-15097) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                         All  documents   subsequently   filed  by  the  Company
                  pursuant  to  Sections  13(a),  13(c),  14,  and  15(d) of the
                  Exchange Act, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

                         Any statement in a document  incorporated  or deemed to
                  be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         ITEM 4.    DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.    INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Under section 145 of the Delaware General Corporation Law, a corporation may indemnify its directors, officers, employees and agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding, other than an action by or in the right of the corporation, to which such director, officer, employee or agent or his legal representative may be a party, provided such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the corporation, and (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the corporation against a director, officer, employee or agent, the corporation has the power to indemnify such director, officer, employee or agent for reasonable expenses incurred in connection with such suit (a) if such person acted in good faith and in a manner he reasonably believed was not opposed to the best interest of the corporation and (b) if found liable to the corporation, only if ordered by a court of law. Section 145 also provides that such section is not exclusive of any other indemnification rights granted by the corporation to directors, officers, employees or agents.

                  The Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all persons who it may indemnify pursuant thereto. In addition, the Company's Restated Certificate of Incorporation contains a provision eliminating the liability of a director to the Company or its stockholders for breach of fiduciary duty as a director, other than liability (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, and (iv) for any transaction from which the director derived an improper personal benefit.

                  The Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify any person, and the heirs, executors or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought by or in the right of the Company or otherwise), whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding. In addition, the Company may, in the discretion of the Board of Directors, pay expenses incurred in defending any action, suit, or proceeding. The Company may also purchase or maintain insurance on behalf of any person described in the foregoing section of the Bylaws against any liability asserted against him, whether or not the Company would have the power to indemnify him against such liability by law. Furthermore, the Bylaws provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

                  The Company maintains directors' and officers' liability insurance policies, insuring, with certain exceptions and conditions, the Company's directors and officers in their capacity as such against liability with respect to certain specified proceedings. In addition to covering directors and officers of the Company, the policies also insure the Company against certain amounts paid by it to indemnify directors and officers.

         ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.    EXHIBITS.

           4.1    Restated   Certificate   of   Incorporation   of  the  Company
                  (incorporated herein by reference to Exhibit 3.1 to the Company's Form 10A-1).

           4.2    Bylaws of the Company  (incorporated  by  reference to Exhibit
                  3.2 to the Company's Form 10A-1).

                  The Registrant has submitted the Lynch Plan and the Upper Peninsula Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and hereby undertakes to make all changes required by the IRS in order to qualify the plans under Sections 401(a) and 401(k) of the Internal Revenue Code, as amended.

          *23.1   Consent of Ernst & Young LLP.

           24     Powers of Attorney: Included on Page II-7.

-----------------------
*  Filed herewith.

         ITEM 9.    UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in value of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume or price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's
annual  report   pursuant  to  Section  15(d)  of  the  Exchange  Act)
that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York on August 27, 2002.


                                     Lynch Interactive Corporation

                                            /s/ Robert E. Dolan
                                            -------------------------------
                                     By:    Name:  Robert E. Dolan
                                            Title: Chief Financial Officer




THE LYNCH PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the 401(k) Savings Plan of Lynch Interactive Corporation) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on August 27, 2002.

(Plan) 401(k) Savings Plan of Lynch Interactive Corporation

By: /s/ Robert E. Dolan
   ----------------------------
Name:   Robert E. Dolan
Title:  Chief Financial Officer

THE UPPER PENINSULA PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Upper Peninsula Telephone Company 401(k) Plan & Trust) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carney, Michigan on August 27, 2002.

(Plan) Upper Peninsula Telephone Company 401(k) Plan & Trust

By: /s/ Calvin E. Matthews
   ----------------------------
Name:   Calvin E. Matthews
Title:  Vice President

                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert E. Dolan and John Fikre, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Lynch Interactive Corporation and any or all amendments (including post-effective amendments) thereto, to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURES                   TITLE

/s/ Mario J. Gabelli
------------------------
Mario J. Gabelli             Chairman of the Board,  Chief Executive Officer and
                             Director (principal executive officer)

/s/ Robert E. Dolan
------------------------
Robert E. Dolan              Chief Financial  Officer  (principal  financial and
                             accounting officer)

/s/ Paul J. Evanson
------------------------
Paul J. Evanson              Director

/s/ John C. Ferrara
------------------------
John C. Ferrara              Director

/s/ Daniel R. Lee
------------------------
Daniel R. Lee                Director

/s/ David C. Mitchell
------------------------
David C. Mitchell            Director

/s/ Salvatore Muoio
------------------------
Salvatore Muoio              Director

/s/ Ralph R. Papitto
------------------------
Ralph R. Papitto             Director

/s/ Vincent S. Tese
------------------------
Vincent S. Tese              Director

                                  Exhibit Index

    EXHIBIT NO.                                         DOCUMENT

        4.1          Restated   Certificate  of  Incorporation  of  the  Company
                     (incorporated herein by reference to Exhibit 3.1 to the Company's Form 10A-1).

        4.2          Bylaws of the Company (incorporated by reference to Exhibit
                     3.2 to the Company's Form 10A-1).

       *23.1         Consent of Ernst & Young LLP.

        24           Powers of Attorney: Included on Page II-7.


----------------

*  Filed herewith.

                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 401(k) Savings Plan of Lynch Interactive Corporation and the Upper Peninsula Telephone Company 401(k) Plan & Trust of our report dated March 12, 2002, with respect to the consolidated financial statements and schedules of Lynch Interactive Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP



Stamford, Connecticut

August 21, 2002